                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              ____________________

      Date of Report (Date of earliest event reported):  DECEMBER 21, 1998


                                  CHATTEM, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    TENNESSEE                        0-5905                  62-0156300
--------------------         ----------------------     -------------------
(State of                     (Commission File No.)       (IRS Employer
incorporation)                                          Identification No.)


             1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE  37409
         -------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (423) 821-4571
             ----------------------------------------------------
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------   ------------------------------------

          On December 21, 1998, Chattem, Inc. (the "Company") and Signal Investment & Management Co. ("Signal"), its wholly-owned subsidiary, completed the acquisition from Thompson Medical Company, Inc. of a line of dietary aids and external analgesics sold under the DEXATRIM, ASPERCREME, CAPZASIN, SPORTSCREME and ARTHRITIS HOT trademarks (the "Thompson Products"). The transaction was structured as a sale of assets and the Company paid a total of $95.0 million for the acquisition, consisting of $90.0 million in cash and 125,500 shares of the Company's common stock.

          Also on December 21, 1998, the Company refinanced its existing credit facilities with $165.0 million in senior secured credit facilities (the "Credit Facilities"). The Credit Facilities were provided by a syndicate of commercial banks, led by Bank of America as agent. The Credit Facilities include a $50.0 million revolving credit facility and a $115.0 million term loan. The Credit Facilities were used to refinance existing senior debt, to finance the acquisition of the Thompson Products and to finance working capital and other general corporate needs. The $50.0 million revolving credit facility matures on the earlier of (i) December 21, 2003 and (ii) the date on which the term loan is repaid in full. The $115.0 million term loan matures on December 21, 2003. The Credit Facilities are secured by the stock of the Company's subsidiaries and all present and future assets of the Company, including trademarks and intangibles. The Credit Facilities contain covenants, representations, warranties and other agreements by the Company that are customary in loan agreements and securities instruments relating to financings of this type.

          The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement between the Company, Signal and Thompson Medical Company, Inc., which is attached hereto as Exhibit 2.1, and the Credit Facilities which are attached hereto as Exhibits 10.1 and 10.2, all of which documents are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
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         INFORMATION AND EXHIBITS
         ------------------------

          (a) Financial Statements of Business Acquired.

              It is impracticable to provide the required financial statements at this time. They will be filed as soon as they are available, but not later than sixty (60) days after the date this report is due to be filed.

          (b) Pro Forma Financial Information.

              It is impracticable to provide the required financial statements at this time. They will be filed as soon as they are available, but not later than sixty (60) days after the date this report is due to be filed.
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          (c)  Exhibits

               2.1 Purchase and Sale Agreement dated November 16, 1998 by and among Thompson Medical Company, Inc., Chattem, Inc. and Signal Investment & Management Co.

               10.1 Amended and Restated Credit Agreement (New Credit Agreement)
                    dated December 21, 1998 among Chattem, Inc., its domestic subsidiaries, identified Lenders and NationsBank, N.A., as agent.

               10.2 Amended and Restated Credit Agreement (Supplemental Credit
                    Agreement) dated December 21, 1998 among Chattem, Inc., its domestic subsidiaries, identified Lenders and NationsBank, N.A., as agent.

               99.1 Press Release dated December 22, 1998.
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                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 28, 1998                   CHATTEM, INC.


                                    By:  /s/ A. Alexander Taylor II
                                         --------------------------------------
                                          A. Alexander Taylor II,
                                          President and Chief Operating Officer